UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 25, 2005

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA	93111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

          On July 25, 2005, the Company approved the entering into of its standard form of Indemnification Agreement for Company directors with Lynn Davis, the Company’s new Director, which provides that, among other things, the Company will indemnify Mr. Davis against certain liabilities that may arise by reason of his status or service as a Director of the Company, and that the Company will advance to him the expenses incurred as a result of a proceeding as to which he may be indemnified.

          The above description is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which has been previously filed as an exhibit to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (Reg. No. 33-56714), and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers.

          On July 25, 2005, the Board of Directors voted to increase the size of the Board from six to seven members and appointed Lynn J. Davis to the Board of Directors.  Mr. Davis will serve as a member of the Class 2 directors and will stand for reelection at the next annual meeting of stockholders.  He was appointed to the Audit Committee and the Governance and Nominating Committee of the Company.  There are no arrangements or understandings by which Mr. Davis was named a director.  Neither the Company nor any of its subsidiaries was involved in any transactions with Mr. Davis or his immediate family that are reportable pursuant to Section 404(a) of Regulation S-K.

          Mr. Davis currently serves as president, chief operating officer and board member of August Technology, a manufacturer of inspection equipment for the semiconductor fabrication industry.  From 2002 to 2004, he was a partner at Tate Capital Partners Fund, LLC, a private investment firm he co-founded.  Prior to Tate, for 28 years Mr. Davis led the ADC Telecommunications Broadband Connectivity Group in 14 management positions including corporate president, group president and chief operating officer.

          Mr. Davis is also a director of Flexsteel Industries, Inc. and Parlex Corporation, as well as chairman of the board of Infrared Solutions, Inc.  He holds a B.S. in electrical engineering from Iowa State University and a M.B.A. from the University of Minnesota.

          Mr. Davis is eligible to participate in all compensation plans available to the Company’s other Directors.  On July 29, 2005, the Company issued a press release announcing the appointment of Mr. Davis as Director.  A copy of the press release is filed as hereto as an exhibit.

Item 9.01.     Financial Statements and Exhibits.

             (c)     Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 29, 2005.

99.2	Form of Indemnification Agreement (previously filed as an exhibit to Amendment No. 1 to Registration Statement on Form S-1, Reg. No. 33-56714, and incorporated herein by this reference.)

SIGNATURES

          Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERCONDUCTOR TECHNOLOGIES INC.

Date: July 29 2005	By:	/s/ MARTIN S. MCDERMUT

Martin S. McDermut, Senior Vice President, Chief Financial Officer and Secretary

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